Joint Filer Information


Name:                      Elan International Services, Ltd.


Address:                   102 St. James Court
                           Flatts, Smiths FL 04
                                     Bermuda


Designated Filer:          Elan Corporation, plc


Issuer & Ticker Symbol:    Ligand Pharmaceuticals Incorporated (LGND)


Date of Event
Requiring Statement:       05/28/03


Signature:                 /s/ D. M. Buryj
                           ---------------------------------------------
                           Title:  Vice President
                           ELAN INTERNATIONAL SERVICES, LTD.